Calculation of Filing Fee Tables
S-3
American Healthcare REIT, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.01 par value per share	457(o)			$ 1,750,000,000.00	0.000087	$ 152,250.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,750,000,000.00		$ 152,250.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 23,495.50
			Net Fee Due:						$ 128,754.50
Offering Note
[1]	Calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended. In accordance with Rules 456(b) and 457(r), the registrant initially deferred payment of certain of the registration fees for Registration Statement No. 333-281488 filed by the registrant on August 12, 2024, except with respect to unsold securities that have been previously registered.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	American Healthcare REIT, Inc.	S-3	333-281488	02/27/2026		$ 23,495.50	Equity	Common Stock, $0.01 par value per share		$ 170,134,000.00
Fee Offset Sources		American Healthcare REIT, Inc.	S-3	333-281488		02/27/2026						$ 206,440.63
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	American Healthcare REIT, Inc. (the "Registrant") is registering shares of common stock having a proposed maximum aggregate offering price of up to $1,750,000,000 pursuant to the prospectus supplement to which this Exhibit 107 relates. Previously, the Registrant filed a prospectus supplement, dated February 27, 2026, to a prospectus, dated August 12, 2024, constituting part of its Registration Statement on Form S-3 (File No. 333-281488) and paid a registration fee relating to the offer and sale of shares of its common stock, $0.01 par value per share (the "Common Stock") with a proposed maximum aggregate offering price of $1,750,000,000 under its then current "at-the-market" program (the "February 2026 ATM Program"). Common Stock with an aggregate offering price of $1,579,866,000 has been sold under the February 2026 ATM Program, with the result that Common Stock with an aggregate offering price of $170,134,000 remains available for sale under such program. The February 2026 ATM Program is being terminated concurrently with the filing of this prospectus supplement. The registration fee paid in connection with the unsold shares under the February 2026 ATM Program is being applied to the "at-the-market" program that is being established pursuant to the prospectus supplement to which this Exhibit 107 relates. The registration fee payable in connection with this offering is being reduced by the fee offset claimed pursuant to Rule 457(p), as described in Table 2.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $1,750,000,000.00. The prospectus is a final prospectus for the related offering.